May 26, 2021

Dear Fellow Shareholders:

As promised in my last update to you on March 18, 2021, it is my pleasure to share with you two areas where we have made significant progress. As we carry forward on our journey to one of our major milestones of up-listing The Company, I will continue to provide updates. First, is our continued effort to improve our balance sheet. We expect a notable change here very shortly reaching a major milestone, which I will describe below. The second, is our acquisition of SmartAxiom, which is a key success factor in our target to rapidly grow our Cloud based software and technology solutions to enable Secure, Smart, Compliant and Maintainable enterprise business solutions.

Balance sheet improvements:

The Company has come to terms with over 90% of our total debt holders that will allow it to move forward without detrimental dilution to the existing capitalization table. In fact, the bulk of our debt holders and affiliates have opted to exchange their debt into our Preferred Series instrument. This is a testament to our long-term investors and their long-term view for the future of our Company with SmartAxiom. This material event, along with the acquisition of SmartAxiom, shall rebalance the Company's balance sheet. All relevant financial details shall be on our next 10K and annual audit as subsequent events.

SmartAxiom Acquisition:

The significance of this acquisition is in SmartAxiom’s patented core technologies-based Internet of things (IoT) solutions. These solutions address the high growth, secure enterprise solution industries, that include Supply Chain Management, Smart Buildings, Warehouse and Asset Management, and the Industrial IoT. Each of these industries have experienced significant turmoil due to vulnerabilities in the end-to-end data communication from IoT edge devices. These business systems include edge devices, cloud-based applications with M2M communications, and governance. According to Mordor Intelligence, the global IoT market is expected to reach USD $1.3 trillion by 2026 from $761.4 billion in 2020 at a CAGR of 10.53%, during the forecast period (2021-2026). The CISION Jan 21, 2021 report, estimates global IoT in Manufacturing market size is projected to reach USD 1,038.8 Million by 2026, from USD 567.2 Million in 2020, at a CAGR of 10.6% during the forecast period 2021-2026. Automation is a key enabler improving efficiencies and productivity gains driven by IoT in manufacturing. The growth in US dominated manufacturing industry is expected due to IoT, big data, edge computing, and mobility in North America Region. A similar growth potential is forecasted by Gartner, Mordor Intelligence and Information Matters, predicting IoT markets to grow by 5.8 billion end-points in 2020 a 21% increase from 2019. IDC is forecasting spend growth of 8.2% YoY to $7.2 B in 2020 with a CAGR of 11.3% over the 2020-2024.

In brief, we are looking at global market of approximately $1.3 Trillion by 2026 with deployment of IoT devices in the range of 5-6 billion annually within the foreseeable next few years.

So, you may be asking, what are our advantages and how we will position ourselves to capitalize on this opportunity and realize our ultimate goals? Let me share some insights and our strategy to capture a significant part of the emerging market in the following.

The Problem:

First, let me briefly describe the problem the world economies engaged in the global economic activities are faced with. The single biggest problem is cyber security, or more accurately, the lack of it. The cyber security vulnerabilities in the IoT based solutions are unbelievable! Of the 30 billion + IoT devices currently in deployment globally, about 25 billion are vulnerable to cyber hacks, according to ARMIS Inc. 2020 Report . Only a few billion devices are adequately secured. Moreover, this matter is getting worse as more and more IoT devices are being deployed at a fast rate as reported above. The highest vulnerabilities are in the edge devices - the sensors, gateways, controllers, and communication devices that can push and pull billions of transactions every second. The “man in the middle” (machines and/or individuals) is the global internet looking for opportunities to disrupt businesses around the world (just for fun, pirate IP, data, or hack in and pull/or inject false data, etc.). Some attacks, when successful in penetrating the mission critical business applications, have caused serious and sometimes irrecoverable damage to the businesses often causing millions of US dollars per incidents as reported by Nicole Eagan, CEO of Darktrace, “The attackers used the smart thermometer in a fish tank to get a foothold in the network. They then found the high-roller database and then pulled that back across the network, out the thermostat, and up to the cloud.” Scott Ferguson, Bank Info Security reported, “attackers were able to access Target … from a third-party HVAC vendor…$292 million in breach-related expenses” and Kim Zetter, of Wired reported, “Hackers struck a German steel mill by manipulating and disrupting control systems to such a degree that a blast furnace could not be properly shut down, resulting in "massive” damage.” Some have even successfully demanded millions of dollars (aka the recent pipeline case in the USA). Unfortunately, you can be sure, there are more such attacks to come causing major disruptions to our economy and national security. Yes, this problem is elevated to that level and requires major overhaul of our national infrastructure. A sobering thought!

The Solution:

This brings me to our solutions and how they solve our customers’ vulnerabilities by bullet proofing their IoT business environment with patented IoT technologies. SmartAxiom has developed complete end-to-end solution for multiple industries with Supply Chain Management, Warehouse and Asset Management, and Industrial IoT solutions. These solutions are “spot on” to serve the fastest-growing IoT base edge computing, mobility (tracking and visualizing distributed assets) and manufacturing Industry IoT solution markets. We shall be accelerating and driving these solutions to penetrate this high growth area of the industry. Let me briefly describe the technologies and solutions we are focused on.

SmartAxiom’s Patented Technologies: SmartAxiom has been granted four major patents:

First, Pub. No.: US 2019/0036906 Al, Pub. Date: Jan. 31, 2019. Second, Pub. No.: US 2019/0253434 Al, Pub. Date: Aug. 15, 2019. Third, Pub. No.: US 2019/0273623 Al, Pub. Date: Sep. 5, 2019. Fourth, Patent No.: US 10,924,466 B2, Pub. Date of Patent: Feb.16,2021

These patents are the core software technologies that form the basis of “bullet proofing” IoT solution to secure our customer’s enterprise solutions to enable: (a) an architecture for a security framework based on Blockchain specifications; b) a method and system for managing and securing distributed ledger for a decentralized peer-to-peer (p2p) network; c) a system for a shared and synchronous time series identification that matches a hardware clock-generating signal of a blockchain identified node device, with a generated data event time stamp and shared by all computing nodes participating in a complete system based on a blockchain design pattern and protocol; d) a method and system for enabling IOT security using a decentralized IOT security platform that leverages the advanced communication and blockchain security thread model to protect IOT eco-systems.

With these unique core capabilities, a system with IoT solutions with these characteristics can be safely characterized as “hack proof” in the cloud based distributed business environment. Moreover, it has been proven by our customers based on our platform technology partner, Renesas (TSE:6723) and IBM.

Supply Chain Management: In today’s global business environment, anything you buy or sell needs to be tracked and monitored to ensure business functions efficiently and without disruptions. Supplies must arrive “just in time”, avoid manufacturing disruptions and deliveries made to within time to the clients to ensure highest customer satisfaction. Secure systems can make the difference between profitable commerce vs a losing proposition. The key to efficiencies and to avoid disruption in the global Supply Chain and in Procure to Pay, and Manufacturing processes is end-to-end Security of data. SmartAxiom has partnered with two major global supply chain companies to develop end-to-end supply chain management software with embedded SmartAxiom’s patented technologies to protect the processes from hackers’ disruptions.

Warehouse and Asset Management: This is part of the Supply Chain processes (Order to Cash, Procure to Pay and Reconciliation of books). Keeping track of assets, locations, procurement, and management decisions is key to success. Securing such assets against cyber-attacks and disruptions is fundamental to success. Again, SmartAxiom has partnered with global supply chain/warehousing companies to develop Warehouse Asset Management software with embedded SmartAxiom’s patented technologies to protect, monitor, and secure systems from any hacker disruptions.

Industrial IoT solutions: This is another major Manufacturing industry solution that SmartAxiom has developed with a major car manufacturer. The solutions address the car manufacturing production line with secure M2M communication. SmartAxiom has partnered with this major player in the automobile industry in the USA to develop the solution with embedded SmartAxiom’s patented technologies to protect, monitor, and secure from any hacker disruptions while enabling M2M communication. We shall be quickly delivering these automation and AI/Analytics driven solutions working together with the partner in the auto-manufacturing Industry.

Self-Protecting Systems Solution (AI, Analytics): Every major company in the software industry is talking about AI and Analytics, and how to take advantage of their own as well aggregate data to drive automation through analytics and artificial intelligence. For years, the car industry has been grappling with self-driving cars and building systems that can protect themselves from hackers. Apparently, the current systems are highly vulnerable to hackers and they’ve shown their audacity in demonstrating live hacking on the streaming medias. In the lab environment working with a major partner, SmartAxiom’s patented core technologies-based solution have been proven to make such control systems hack proof. I am very excited to tell you, that SmartAxiom is well on its way to realizing a breathtaking solution for this industry. More on this solution in due course.

We shall be working to penetrate these fast-growing markets in the next few months leveraging our partners to fulfill the customer needs.

Our Ultimate Goal:

Our ultimate goal is to be the “Go To” company for Cloud based software and technology solutions to enable Secure, Smart, Compliant and Maintainable enterprise business solutions. IoT and IIOT based solutions in multiple industries including transportation, supply chain, manufacturing, business management and other infrastructure and business management industries is our focused path to our goal to up-listing to a national exchange.

Summary:

In summary, I want to convey that we are on a journey of transforming ourselves to a Secure Cloud based Enterprise Software provider. With the help of our previous stakeholders as well as new partners and with the necessary resources, we have taken the first step in the transition by imminently cleaning up our balance sheet and acquiring a state-of-the-art technology company. We are on our way to the aspire goal of becoming The Go To Company with “bullet proof” IoT based solutions in multiple industries starting with transportation, supply chain, and manufacturing. We plan to add industry specific solutions with automation, AI/Analytics and other industry solutions with current highly vulnerable business environments. By deploying SmartAxiom’s patent technologies in multiple industries such as Oil & Gas, Utilities, Infrastructure, and others. We intend to grow organically as well as inorganically in this fast-moving global market place. We are already in the process of expanding our solution portfolio, global teams, acquiring new customers, suppliers and deliver partners worldwide. Our intent is to expand our footprint in the global markets.

Lastly, I will be reporting back to you, our investors, and stakeholders, in a transparent way with successes as well as any challenges we face on a regular basis to keep you abreast of our progress towards our goals and milestones shared above.

Please stay tuned as we move this Company forward with our shareholders’ best interest in mind.

I and the LFER Team are committed to the above goals. Thank you for being a shareholder and we look forward to the upcoming announcements regarding the Company’s future developments.

Best regards,

                                                             Life On Earth, Inc.

By: Mahmood

Name:  Mahmood Khan

Title: Chief Executive Officer

www.lifeonearthinc.com

www.smartaxiom.com

About Life On Earth, Inc.

Life on Earth, Inc. ("LFER") is a Cloud Enterprise software developer and a provider that enables rapid innovation that keeps the Cloud enterprise operations safe, compliant and manageable. The products were designed to help organizations innovate and modernize legacy systems while minimizing cost and risk of business disruptions and ensure regulatory compliance. For more information, please visit our corporate website - www.lifeonearthinc.com

Investors and corporate inquiries, please contact: info@lifeonearthinc.com | (646) 844- 9897

About SmartAxiom, Inc.

SmartAxiom’s software manages and secures IoT devices through patented, lite blockchain technology running among those devices at the edge of the Internet – enabling them to defend themselves. Our peer-to-peer distributed ledgers improve security, latency, reliability, and manageability. We uniquely create the first true endpoint-to-cloud blockchain solution, while our IoT Smart Contracts push intelligence to the edge. SmartAxiom technology is proving valuable in many verticals such as smart buildings, manufacturing lines, in vehicles and shipment tracking. It interoperates with enterprise systems such as IBM Blockchain and Microsoft Azure and is proven on many ARM and Intel based microcontrollers such as those from Intel, NXP, Renesas, Marvell, and Broadcom. www.smartaxiom.com

Safe Harbor Act

Forward-Looking Statements: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Life on Earth, Inc. its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy.  The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements, including those relating to the Company’s financing being adequate for the Company to develop and market its software products, and to launch its growth and expansion plans, among others, are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Life on Earth, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  No information in this press release should be construed in any way whatsoever as an indication of Life on Earth, Inc.’s future revenues, financial performance or stock price.   More information about the potential factors that could affect the business and financial results is and will be included in Life on Earth, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov.